Exhibit 24

POWER OF ATTORNEY

I hereby appoint Ellen Oran Kaden and Kathleen M. Gibson, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

•

Sign a registration statement on Form S-3 for the registration of the sale by Campbell Soup Company of an indeterminate amount of the Company’s debt securities to be offered from time to time and any and all amendments to that registration statement;

•	File the registration statement mentioned above on Form S-3 and any amendments and supplements thereto, with all exhibits and other related documents, with the Securities and Exchange Commission;

•	Perform the acts that need to be done concerning these filings; and

•	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully in the scope of this Power of Attorney.

Signature	Dated as of November 22, 2011

/s/ Edmund M. Carpenter Edmund M. Carpenter	/s/ William D. Perez William D. Perez

/s/ Paul R. Charron Paul R. Charron	/s/ Charles R. Perrin Charles R. Perrin

/s/ Bennett Dorrance Bennett Dorrance	/s/ A. Barry Rand A. Barry Rand

/s/ Lawrence C. Karlson Lawrence C. Karlson	/s/ Nick Shreiber Nick Shreiber

/s/ Randall W. Larrimore Randall W. Larrimore	/s/ Archbold D. van Beuren Archbold D. van Beuren

/s/ Mary Alice D. Malone Mary Alice D. Malone	/s/ Les C. Vinney Les C. Vinney

/s/ Sara Mathew Sara Mathew	/s/ Charlotte C. Weber Charlotte C. Weber

/s/ Denise M. Morrison Denise M. Morrison